EXHIBIT 99.1

February 23, 2023

EOG Resources Reports Fourth Quarter and Full-Year 2022 Results; Announces 2023 Capital Plan

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported fourth quarter and full-year 2022 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors.

Key Financial Results

In millions of USD, except per-share, per-Boe and ratio data

		4Q 2022	3Q 2022	4Q 2021	FY 2022	FY 2021
GAAP	Total Revenue	6,719	7,593	6,044	25,702	18,642
	Net Income	2,277	2,854	1,985	7,759	4,664
	Net Income Per Share	3.87	4.86	3.39	13.22	7.99
	Net Cash Provided by Operating Activities	3,444	4,773	3,166	11,093	8,791
	Total Expenditures	1,535	1,410	1,137	5,610	4,255
	Current and Long-Term Debt	5,078	5,084	5,109	5,078	5,109
	Cash and Cash Equivalents	5,972	5,272	5,209	5,972	5,209
	Debt-to-Total Capitalization	17.0%	17.6%	18.7%	17.0%	18.7%
	Cash Operating Costs ($/Boe)	10.82	10.89	10.56	10.52	10.14
	General and Administrative Costs ($/Boe)	1.87	1.92	1.75	1.72	1.69
Non-GAAP	Adjusted Net Income	1,941	2,179	1,806	8,080	5,028
	Adjusted Net Income Per Share	3.30	3.71	3.09	13.76	8.61
	CFO before Changes in Working Capital	3,091	3,432	3,069	12,252	9,309
	Capital Expenditures	1,361	1,166	1,015	4,607	3,755
	Free Cash Flow	1,730	2,266	2,054	7,645	5,554
	Net Debt	(894)	(188)	(100)	(894)	(100)
	Net Debt-to-Total Capitalization	(3.7)%	(0.8)%	(0.5)%	(3.7)%	(0.5)%
	Cash Operating Costs ($/Boe)[1]	10.82	10.70	10.56	10.47	10.14
	General and Administrative Costs ($/Boe)[1]	1.87	1.73	1.75	1.67	1.69

Fourth Quarter Highlights

- Earned adjusted net income of $1.9 billion, or $3.30 per share
- Generated $1.7 billion of free cash flow
- Declared regular quarterly dividend of $0.825 per share and special dividend of $1.00 per share
- Oil production above guidance midpoint with capital expenditures within 1% of guidance midpoint

Full Year 2022 Highlights and 2023 Capital Plan

- Generated $7.6 billion free cash flow and returned $5.1 billion to shareholders
- Offset most inflation to deliver total production above original plan for capex 2% above original plan
- Replaced 244% of 2022 production at finding and development cost of $5.13 per Boe
- Reduced GHG intensity and methane percentage to achieve 2025 targets
- Announced $6.0 billion capital plan to grow oil production 3% and total production 9%

4Q22 Press Release 1

Fourth Quarter and Full-Year 2022 Highlights

Volumes and Capital Expenditures

	4Q 2022	4Q 2022 Guidance Midpoint	3Q 2022	4Q 2021	FY 2022	FY 2021
Wellhead Volumes						
Crude Oil and Condensate (MBod)	465.6	465.0	465.1	450.6	461.3	445.0
Natural Gas Liquids (MBbld)	189.0	195.0	209.3	156.9	197.7	144.5
Natural Gas (MMcfd)	1,527	1,550	1,469	1,534	1,495	1,436
Total Crude Oil Equivalent (MBoed)	**909.1**	**918.4**	**919.2**	**863.1**	**908.2**	**828.9**
Cash Capital Expenditures before Acquisitions ($MM)	**1,361**	**1,350**	**1,166**	**1,015**	**4,607**	**3,755**

From Ezra Yacob, Chairman and Chief Executive Officer

“EOG’s 2022 results benefited from our growing portfolio of high-return plays. In a challenging inflationary environment, we leveraged the flexibility provided by our multi-basin plays and decentralized structure to deliver exceptional performance that was within two percent of our original plan for volumes and capital expenditures. Credit goes to the innovative and entrepreneurial teams working collaboratively across our multi-basin portfolio.

“Our commitment to decentralized exploration resulted in the addition of a new premium play – the Ohio Utica Combo – and advancements in our other emerging plays, South Texas Dorado and Southern Powder River Basin. We also progressed several exploration prospects.

“We reduced our GHG intensity and methane emissions percentage, achieving our 2025 targets. We also deployed a new continuous leak detection system called iSense℠ and recently began operations at our first carbon capture and storage site.

“EOG’s financial performance was equally strong, highlighted by record net income and returns on capital. We returned $5.1 billion to shareholders, representing 67% of free cash flow, well above our minimum 60% commitment. The strong price environment in 2022 also allowed us to improve our financial position, reducing net debt by $794 million.

“EOG is in a better position than ever to play a significant role in the long-term future of energy and deliver value for our shareholders. And we continue to get better - our 2023 plan positions us to continue to lower our cost structure. We remain committed to returning cash through a sustainable, growing regular dividend, which is supported by our low cost structure and an impeccable balance sheet.”

4Q22 Press Release 2

Fourth Quarter 2022 Financial Performance

Earnings per Share 4Q 2022 vs 3Q 2022

GAAP

$4.86
($1.28)
($0.04)
$0.03
$0.33
($0.03)
$3.87
3Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
4Q EPS

Adjusted Non-GAAP

$3.71
($1.28)
($0.04)
$0.01
$0.79
$0.11
$3.30
3Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
4Q EPS

Prices
- Crude oil, NGL and natural gas prices declined in 4Q compared with 3Q

Volumes
- Total 4Q oil production of 465,600 Bopd was above the midpoint of the guidance range and up 500 Bopd from 3Q
- NGL production decreased 10% from 3Q and increased 20% from the prior year period, primarily driven by changes in the amount of ethane extraction
- Natural gas production increased 4% from 3Q
- Total company equivalent production declined 1% from 3Q

Per-Unit Costs
- DD&A, transportation and gathering and processing costs decreased in 4Q compared with 3Q, partially offset by higher lease and well expenses (LOE)

Hedges
- Lower commodity prices in 4Q were partially offset by increased earnings related to hedging

Change in Cash 4Q 2022 vs 3Q 2022
$Billions

5.3
3.1
(1.4)
0.3
(1.3)
6.0
$1.7 Bn Free Cash Flow
Cash at 9/30/22
CFO
Capex
Working Capital
Dividends
Cash at 12/31/22

Free Cash Flow
- Cash flow from operations before changes in working capital was $3.1 billion in 4Q
- EOG incurred $1.4 billion of capital expenditures
- This resulted in $1.7 billion of free cash flow

Working Capital and Dividends
- Changes in working capital accounted for $0.3 billion of the increase in cash during 4Q
- EOG paid $1.3 billion in dividends in 4Q, including $876 million of special dividends

4Q22 Press Release 3

Full-Year 2022 Financial Performance

Earnings per Share 2022 vs 2021

GAAP
$7.99
$7.80
$1.54
$0.44
($3.71)
($0.84)
$13.22
2021 EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
2022 EPS

Adjusted Non-GAAP
$8.61
$7.80
$1.54
$0.46
($3.83)
($0.82)
$13.76
2021 EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
2022 EPS

Prices

- Crude oil prices increased 42%
- Natural gas prices increased 49%
- Prices for NGLs increased 7%

Volumes

- Crude oil volumes increased 4% to 461,300 Bopd
- NGL volumes increased 37%, supported by increased extraction of ethane
- Natural gas production increased 4%
- Total company equivalent production increased 10%

Per-Unit Costs

- DD&A costs decreased in 2022, partially offset by higher lease and well expenses (LOE)

Hedges

- Higher commodity prices in 2022 were partially offset by lower earnings related to hedging

Change in Cash 2022 vs 2021

$Billions

5.2
12.2
(4.6)
(1.5)
(5.1)
(0.2)
6.0
$7.6 Bn Free Cash Flow
Cash at 12/31/21
CFO
Capex
Working Capital
Dividends
Other
Cash at 12/31/22

Free Cash Flow

- Cash flow from operations before changes in working capital was $12.2 billion in 2022
- EOG incurred $4.6 billion of capital expenditures
- This resulted in $7.6 billion of free cash flow

Dividends

- EOG paid $3.00 per share in regular dividends and $5.80 per share in special dividends during 2022
- EOG returned a total of $5.1 billion in 2022, representing 67% of free cash flow

4Q22 Press Release 4

Fourth Quarter 2022 Operating Performance

Cash Operating Costs

$ per Boe

10.56
10.24
10.12
10.70
10.65
10.82
G&A
1.75
1.56
1.53
1.73[1]
1.75
1.87
G&P
1.85
1.81
1.81
1.97
1.90
1.89
Trans
2.87
2.87
2.91
3.04
2.90
2.83
LOE
4.09
4.00
3.87
3.96
4.10
4.23
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022 Guidance Midpoint
4Q 2022

Depreciation, Depletion and Amortization

$ per Boe

11.46
10.65
10.87
10.71
10.85
10.50
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022 Guidance Midpoint
4Q 2022

Lease and Well
Per-unit LOE costs increased $0.27 in 4Q compared with 3Q and were within the guidance range. Higher well maintenance and water handling costs were the primary drivers of the increase.

Transportation, Gathering and Processing
Per-unit transportation and G&P costs declined in 4Q and were below the guidance midpoints, primarily due to lower fuel prices.

General and Administrative
Per-unit G&A costs in 4Q were above the guidance range and prior quarter because of higher employee-related expenses.

Depreciation, Depletion and Amortization
Per-unit DD&A costs in 4Q decreased $0.21 compared with 3Q and were below the guidance range. The addition of lower-cost reserves in the Delaware Basin drove most of the decrease.

4Q22 Press Release 5

2022 Reserves; Regular and Special Dividend

Finding and Development Cost

Excluding Price Revisions, $ per Boe

8.40
9.10
8.02
6.69
5.57
5.13
2017
2018
2019
2020
2021
2022

2022 Reserve Replacement

Proved Reserves, MMBoe

3,747
(333)
560
(72)
325
11
4,238
244% Replacement Ratio
Beg 2022
Production
Ext & Disc
Acq & Divest
OTP Revision
Price Revision
End 2022

Finding and Development Cost

Finding and development cost, excluding price revisions, decreased 8% in 2022 to $5.13 per Boe. Proved developed finding cost, excluding price revisions, was $6.62 per Boe in 2022. For the 35th consecutive year, internal reserves estimates were within five percent of estimates independently prepared by DeGolyer and McNaughton.

Reserve Replacement

Total proved reserves increased 13% in 2022. Extensions and discoveries added 560 MMBoe of proved reserves in 2022. Revisions other than price increased proved reserves by 325 MMBoe. Net proved reserve additions from all sources, excluding price revisions, replaced 244% of 2022 total production and 279% of liquids production.

Regular Dividend and Special Dividend

The Board of Directors today declared a dividend of $0.825 per share on EOG's common stock. The dividend will be payable April 28, 2023, to stockholders of record as of April 14, 2023. The indicated annual rate is $3.30 per share. The Board of Directors today also declared a special dividend of $1.00 per share on EOG's Common Stock. The special dividend will be payable March 30, 2023, to stockholders of record as of March 16, 2023.

4Q22 Press Release 6

2022 ESG Performance[3] and 2023 Capital Program

EMISSIONS
Scope 1 GHG Intensity Rate
17.1
17.7
15.0
13.6
14.0
~13.5
13.5
2017
2018
2019
2020
2021
2022E
2025 Target
Scope 1 Methane Emissions Percentage
0.40%
0.22%
0.12%
0.08%
0.06%
~0.05%
0.06%
2017
2018
2019
2020
2021
2022E
2025 Target

~99.9% Wellhead Gas Capture Rate

WATER
9%
36%
55%
14%
28%
58%
2021
2022E
REUSE
NON-FRESH
FRESH

2022 ESG Performance – Approximate Preliminary Results

EOG reduced its Scope 1 GHG intensity rate by 4% and its methane emissions percentage by 17% during 2022 to meet the company's 2025 targets. Wellhead gas capture increased to 99.9% from 99.8% in 2021. Water sourced from reuse increased to 58% from 55% in 2021.

2023 Capital Program

Total expenditures for 2023 are expected to range from $5.8 to $6.2 billion, including exploration and development drilling, facilities, leasehold acquisitions, capitalized interest, other property, plant and equipment, and excluding property acquisitions, asset retirement costs and non-cash exchanges. The capital program also excludes certain exploration costs incurred as operating expenses.

The disciplined capital program is allocated across EOG's high-return, multi-basin drilling portfolio. It is anchored by steady development in the Delaware Basin, with increased activity focused on the Eagle Ford and on EOG's emerging premium plays - the Powder River Basin, South Texas Dorado and Ohio Utica Shale.

About $4.4 billion of the capital program is allocated to EOG's existing and emerging premium areas. The capital program also funds investment in international plays, high-potential exploration and environmental and infrastructure projects.

Crude Oil and Total Volumes[4]

461
474
+3%
MBod
2022
2023E
908
986
+9%
MBoed
2022
2023E

Capital Program[4,5]

74%
$6.0 Bn
12%
6%
2%
3%
3%
Premium Drilling
Gathering, Processing & Other
Exploration
Facilities
International
Environmental Projects

Cash Operating Costs and DD&A[4]

$21.16[1]
$20.65
DD&A
Cash Operating Costs
2022
2023E

Free Cash Flow[4] ($80 WTI / $3.25 HH)

$5.5 Bn FCF
$6.0 Bn Capex
2023E
Minimum 60% of Annual Free Cash Flow Committed to Shareholder Returns

4Q22 Press Release 7

Fourth Quarter 2022 Results vs Guidance

(Unaudited)

See "Endnotes" below for related discussion and definitions.

	4Q 2022	4Q 2022 Guidance Midpoint	Variance	3Q 2022	2Q 2022	1Q 2022	4Q 2021
Crude Oil and Condensate Volumes (MBod)							
United States	465.1	464.4	0.7	464.6	463.5	449.4	449.7
Trinidad	0.5	0.6	(0.1)	0.5	0.6	0.7	0.9
Other International	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total	465.6	465.0	0.6	465.1	464.1	450.1	450.6
Natural Gas Liquids Volumes (MBbld)							
Total	189.0	195.0	(6.0)	209.3	201.9	190.3	156.9
Natural Gas Volumes (MMcfd)							
United States	1,378	1,400	(22)	1,306	1,324	1,249	1,328
Trinidad	149	150	(1)	163	204	209	206
Other International	0	0	0	0	0	0	0
Total	1,527	1,550	(23)	1,469	1,528	1,458	1,534
Total Crude Oil Equivalent Volumes (MBoed)	909.1	918.4	(9.3)	919.2	920.7	883.3	863.1
Total MMBoe	83.6	84.5	(0.9)	84.6	83.8	79.5	79.4
Benchmark Price							
Oil (WTI) ($/Bbl)	82.63			91.64	108.42	94.38	77.17
Natural Gas (HH) ($/Mcf)	6.27			8.18	7.17	4.91	5.83
Crude Oil and Condensate - above (below) WTI[8] ($/Bbl)							
United States	3.05	2.70	0.35	4.41	2.84	1.64	1.14
Trinidad	(7.42)	(7.50)	0.08	(6.66)	(10.13)	(10.56)	(10.31)
Natural Gas Liquids - Realizations as % of WTI							
Total	34.6%	30.0%	4.6%	39.3%	39.0%	42.1%	52.4%
Natural Gas - above (below) NYMEX Henry Hub[9] ($/Mcf)							
United States	(0.15)	0.25	(0.40)	1.17	0.60	0.90	0.57
Natural Gas Realizations[6] ($/Mcf)							
Trinidad	3.97	3.85	0.12	7.45	3.42	3.36	3.48
Total Expenditures (GAAP) ($MM)	1,535			1,410	1,521	1,144	1,137
Capital Expenditures (non-GAAP) ($MM)	1,361	1,350	11	1,166	1,071	1,009	1,015
Operating Unit Costs ($/Boe)							
Lease and Well	4.23	4.10	0.13	3.96	3.87	4.00	4.09
Transportation Costs	2.83	2.90	(0.07)	3.04	2.91	2.87	2.87
Gathering and Processing	1.89	1.90	(0.01)	1.97	1.81	1.81	1.85
General and Administrative (GAAP)	1.87	1.75	0.12	1.92	1.53	1.56	1.75
General and Administrative (non-GAAP)[1]	1.87	1.75	0.12	1.73	1.53	1.56	1.75
Cash Operating Costs (GAAP)	10.82	10.65	0.17	10.89	10.12	10.24	10.56
Cash Operating Costs (non-GAAP)	10.82	10.65	0.17	10.70	10.12	10.24	10.56
Depreciation, Depletion and Amortization	10.50	10.85	(0.35)	10.71	10.87	10.65	11.46
Expenses ($MM)							
Exploration and Dry Hole	48	55	(7)	53	55	48	85
Impairment (GAAP)	142			94	91	55	206
Impairment (excluding certain impairments (non-GAAP))[7]	111	90	21	48	55	55	206
Capitalized Interest	11	13	(2)	11	7	8	9
Net Interest	42	43	(1)	41	48	48	38
TOTI (% of Wellhead Revenue) (GAAP)	7.8%	7.5%	0.3%	5.5%	7.3%	7.4%	6.8%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]	7.8%	7.5%	0.3%	7.4%	7.3%	7.4%	6.8%
Income Taxes							
Effective Rate	20.4%	22.5%	(2.1%)	22.1%	22.3%	21.7%	20.5%
Current Tax (Benefit) / Expense ($MM)	409	500	(91)	481	745	573	393

4Q22 Press Release 8

First Quarter and Full-Year 2023 Guidance[4]

(Unaudited)

See "Endnotes" below for related discussion and definitions.	1Q 2023 Guidance Range	1Q 2023 Midpoint	FY 2023 Guidance Range	FY 2023 Midpoint	2022 Actual	2021 Actual	2020 Actual
Crude Oil and Condensate Volumes (MBod)							
United States	449.0 - 459.0	454.0	468.5 - 478.5	473.5	460.7	443.4	408.1
Trinidad	0.4 - 0.6	0.5	0.2 - 0.4	0.3	0.6	1.5	1.0
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	0.1	0.1
Total	449.4 - 459.6	454.5	468.7 - 478.9	473.8	461.3	445.0	409.2
Natural Gas Liquids Volumes (MBbld)							
Total	199.0 - 209.0	204.0	197.0 - 247.0	222.0	197.7	144.5	136.0
Natural Gas Volumes (MMcfd)							
United States	1,390 - 1,460	1,425	1,545 - 1,645	1,595	1,315	1,210	1,040
Trinidad	135 - 165	150	125 - 165	145	180	217	180
Other International	0 - 0	0	0 - 0	0	0	9	32
Total	1,525 - 1,625	1,575	1,670 - 1,810	1,740	1,495	1,436	1,252
Crude Oil Equivalent Volumes (MBoed)							
United States	879.7 - 911.3	895.5	923.0 - 999.7	961.4	877.5	789.6	717.5
Trinidad	22.9 - 28.1	25.5	21.0 - 27.9	24.5	30.7	37.7	30.9
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	1.6	5.4
Total	902.6 - 939.4	921.0	944.0 - 1,027.6	985.9	908.2	828.9	753.8
Benchmark Price							
Oil (WTI) ($/Bbl)					94.23	67.96	39.40
Natural Gas (HH) ($/Mcf)					6.64	3.85	2.08
Crude Oil and Condensate - above (below) WTI[8] ($/Bbl)							
United States	0.00 - 1.00	0.50	0.00 - 2.00	1.00	2.99	0.58	(0.75)
Trinidad	(9.00) - (7.00)	(8.00)	(9.00) - (7.00)	(8.00)	(8.07)	(11.70)	(9.20)
Natural Gas Liquids - Realizations as % of WTI							
Total	27.0% - 37.0%	32.0%	27.0% - 39.0%	33.0%	39.0%	50.5%	34.0%
Natural Gas - above (below) NYMEX Henry Hub[9] ($/Mcf)							
United States	0.00 - 0.40	0.20	(0.80) - 1.20	0.20	0.63	1.03	(0.47)
Natural Gas Realizations[6] ($/Mcf)							
Trinidad	3.00 - 4.00	3.50	3.25 - 4.25	3.75	4.43	3.40	2.57
Total Expenditures (GAAP) ($MM)					5,610	4,255	4,113
Capital Expenditures[5] (non-GAAP) ($MM)	1,500 - 1,700	1,600	5,800 - 6,200	6,000	4,607	3,755	3,344
Operating Unit Costs ($/Boe)							
Lease and Well	4.10 - 4.70	4.40	3.85 - 4.50	4.18	4.02	3.75	3.85
Transportation Costs	2.80 - 3.20	3.00	2.70 - 3.10	2.90	2.91	2.85	2.66
Gathering and Processing	1.80 - 2.00	1.90	1.72 - 2.02	1.87	1.87	1.85	1.66
General and Administrative (GAAP)	1.60 - 2.00	1.80	1.65 - 1.75	1.70	1.72	1.69	1.75
General and Administrative (non-GAAP)[1]					1.67	1.69	1.75
Cash Operating Costs (GAAP)	10.30 - 11.90	11.10	9.92 - 11.37	10.65	10.52	10.14	9.92
Cash Operating Costs (non-GAAP)					10.47	10.14	9.92
Depreciation, Depletion and Amortization	9.40 - 10.60	10.00	9.50 - 10.50	10.00	10.69	12.07	12.32
Expenses ($MM)							
Exploration and Dry Hole	45 - 85	65	170 - 230	200	204	225	159
Impairment (GAAP)					382	376	2,100
Impairment (excluding certain impairments (non-GAAP))[7]	50 - 150	100	200 - 360	280	269	361	232
Capitalized Interest	8 - 12	10	37 - 41	39	36	33	31
Net Interest	39 - 43	41	138 - 142	140	179	178	205
TOTI (% of Wellhead Revenue) (GAAP)	7.5% - 9.5%	8.5%	7.0% - 9.0%	8.0%	7.0%	6.8%	6.6%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]					7.5%	6.8%	6.6%
Income Taxes							
Effective Rate	19.0% - 24.0%	21.5%	19.0% - 24.0%	21.5%	21.7%	21.4%	18.2%
Current Tax (Benefit) / Expense ($MM)	310 - 410	360	1,200 - 1,600	1,400	2,208	1,393	(61)

4Q22 Press Release 9

Fourth Quarter 2022 Results Webcast
Friday, February 24, 2023, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

Investor Contacts
David Streit 713-571-4902
Neel Panchal 713-571-4884
Shelby O'Connor 713-571-4560

Media Contact
Kimberly Ehmer 713-571-4676

Endnotes

1) Third quarter 2022 TOTI (% of Wellhead Revenue) (non-GAAP) and General and Administrative Costs (non-GAAP) exclude a state severance tax refund and related consulting fees, respectively, as reflected in the accompanying Adjusted Net Income (Loss) reconciliation schedule.
2) Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.
3) The data utilized in calculating these metrics is subject to certain reporting rules, regulatory reviews, definitions, calculation methodologies, adjustments and other factors. These metrics are subject to change, if updated data or other information becomes available. Any updates to these metrics will be set forth in materials posted to the Sustainability section of the EOG website. 2022 metrics remain subject to final verification. Comparisons relative to prior year end reflect rounding.
4) The forecast items for the first quarter and full year 2023 set forth above for EOG are based on currently available information and expectations as of the date of this press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with this press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
5) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs, Non-Cash Exchanges and Transactions and exploration costs incurred as operating expenses.
6) The third quarter and full-year 2022 realized natural gas price for Trinidad includes a one-time pricing adjustment of $3.37/Mcf and $0.76/Mcf, respectively, for prior-period production following a contract amendment with the National Gas Company of Trinidad and Tobago Limited (NGC).
7) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total impairment costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG's control (versus, for example, impairments that are due to EOG's proved oil and gas properties not being as productive as it originally estimated).
8) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
9) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the NYMEX Last Day Settle price for each of the applicable months.

4Q22 Press Release 10

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
CAGR	Compound annual growth rate
Capex	Capital expenditures
CFO	Cash flow provided by operating activities before changes in working capital
CO2e	Carbon dioxide equivalent
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
G&A	General and administrative expense
G&P	Gathering and processing expense
GHG	Greenhouse gas
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
NYMEX	U.S. New York Mercantile Exchange
OTP	Other than price
QoQ	Quarter over quarter
TOTI	Taxes other than income
Trans	Transportation expense
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

4Q22 Press Release 11

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future financial or operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control drilling, completion and operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Furthermore, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow and cash flow from operations before changes in working capital, and certain related estimates regarding future performance, results and financial position. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future changes in working capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG's forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG's actual results may differ materially from such measures and estimates. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion and operating costs and capital expenditures related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the success of EOG's cost-mitigation initiatives and actions in offsetting the impact of inflationary pressures on EOG's operating costs and capital expenditures;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, and export facilities;
- the availability, cost, terms and timing of issuance or execution of mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
- the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax and emissions-related legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil, NGLs and natural gas; laws and regulations with respect to financial derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- the impact of climate change-related policies and initiatives at the corporate and/or investor community levels and other potential developments related to climate change, such as (but not limited to) changes in consumer and industrial/commercial behavior, preferences and attitudes with respect to the generation and consumption of energy; increased availability of, and increased consumer and industrial/commercial demand for, competing energy sources (including alternative energy sources); technological advances with respect to the generation, transmission, storage and consumption of energy; alternative fuel requirements; energy conservation measures and emissions-related legislation; decreased demand for, and availability of, services and facilities related to the exploration for, and production of, crude oil, NGLs and natural gas; and negative perceptions of the oil and gas industry and, in turn, reputational risks associated with the exploration for, and production of, crude oil, NGLs and natural gas;
- continuing political and social concerns relating to climate change and the greater potential for shareholder activism, governmental inquiries and enforcement actions and litigation and the resulting expenses and potential disruption to EOG's day-to-day operations;
- the extent to which EOG is able to successfully and economically develop, implement and carry out its emissions and other ESG-related initiatives and achieve its related targets and initiatives;

4Q22 Press Release 12

- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, identify and resolve existing and potential issues with respect to such properties and accurately estimate reserves, production, drilling, completion and operating costs and capital expenditures with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties;
- the availability and cost of, and competition in the oil and gas exploration and production industry for, employees, labor and other personnel, facilities, equipment, materials (such as water, sand, fuel and tubulars) and services;
- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;
- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
- the duration and economic and financial impact of epidemics, pandemics or other public health issues;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
- acts of war and terrorism and responses to these acts; and
- the other factors described under ITEM 1A, Risk Factors of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves, "resource potential" and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation schedules and definitions for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

4Q22 Press Release 13

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	4Q 2022	3Q 2022	4Q 2021	FY 2022	FY 2021
Operating Revenues and Other
Crude Oil and Condensate	3,670	4,109	3,246	16,367	11,125
Natural Gas Liquids	497	693	583	2,648	1,812
Natural Gas	830	1,235	847	3,781	2,444
Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts, Net	233	(18)	136	(3,982)	(1,152)
Gathering, Processing and Marketing	1,497	1,561	1,232	6,696	4,288
Gains (Losses) on Asset Dispositions, Net	(27)	(21)	(29)	74	17
Other, Net	19	34	29	118	108
Total	6,719	7,593	6,044	25,702	18,642

Operating Expenses
Lease and Well	354	335	325	1,331	1,135
Transportation Costs	237	257	228	966	863
Gathering and Processing Costs	158	167	147	621	559
Exploration Costs	44	35	42	159	154
Dry Hole Costs	4	18	43	45	71
Impairments	142	94	206	382	376
Marketing Costs	1,504	1,621	1,160	6,535	4,173
Depreciation, Depletion and Amortization	878	906	910	3,542	3,651
General and Administrative	156	162	139	570	511
Taxes Other Than Income	389	334	316	1,585	1,047
Total	3,866	3,929	3,516	15,736	12,540

Operating Income	2,853	3,664	2,528	9,966	6,102
Other Income, Net	48	40	9	114	9
Income Before Interest Expense and Income Taxes	2,901	3,704	2,537	10,080	6,111
Interest Expense, Net	42	41	38	179	178
Income Before Income Taxes	2,859	3,663	2,499	9,901	5,933
Income Tax Provision	582	809	514	2,142	1,269
Net Income	2,277	2,854	1,985	7,759	4,664

Dividends Declared per Common Share	2.3250	2.2500	2.7500	8.8750	4.9875
Net Income Per Share
Basic	3.90	4.90	3.42	13.31	8.03
Diluted	3.87	4.86	3.39	13.22	7.99
Average Number of Common Shares
Basic	584	583	581	583	581
Diluted	588	587	585	587	584

Wellhead Volumes and Prices
(Unaudited)
	4Q 2022	4Q 2021	% Change	3Q 2022		FY 2022		FY 2021	% Change

Crude Oil and Condensate Volumes (MBbld) (A)
United States	465.1	449.7	3%	464.6		460.7		443.4	4%
Trinidad	0.5	0.9	-44%	0.5		0.6		1.5	-60%
Other International (B)	—	—		—		—		0.1	-100%
Total	465.6	450.6	3%	465.1		461.3		445.0	4%

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$85.68	$78.31	9%	$96.05		$97.22		$68.54	42%
Trinidad	75.21	66.86	12%	84.98		86.16		56.26	53%
Other International (B)	—	—		—		—		42.36	-100%
Composite	85.67	78.29	9%	96.04		97.21		68.50	42%

Natural Gas Liquids Volumes (MBbld) (A)
United States	189.0	156.9	20%	209.3		197.7		144.5	37%
Total	189.0	156.9	20%	209.3		197.7		144.5	37%

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$28.55	$40.40	-29%	$36.02		$36.70		$34.35	7%
Composite	28.55	40.40	-29%	36.02		36.70		34.35	7%

Natural Gas Volumes (MMcfd) (A)
United States	1,378	1,328	4%	1,306		1,315		1,210	9%
Trinidad	149	206	-28%	163		180		217	-17%
Other International (B)	—	—		—		—		9	-100%
Total	1,527	1,534	0%	1,469		1,495		1,436	4%

Average Natural Gas Prices ($/Mcf) (C)
United States	$6.12	$6.40	-4%	$9.35		$7.27		$4.88	49%
Trinidad	3.97	3.48	14%	7.45	(E)	4.43	(E)	3.40	30%
Other International (B)	—	—		—		—		5.67	-100%
Composite	5.91	6.00	-2%	9.14		6.93		4.66	49%

Crude Oil Equivalent Volumes (MBoed) (D)
United States	883.8	827.8	7%	891.6		877.5		789.6	11%
Trinidad	25.3	35.3	-28%	27.6		30.7		37.7	-19%
Other International (B)	—	—		—		—		1.6	-100%
Total	909.1	863.1	5%	919.2		908.2		828.9	10%

Total MMBoe (D)	83.6	79.4	5%	84.6		331.5		302.5	10%

(A)Thousand barrels per day or million cubic feet per day, as applicable.
(B)Other International includes EOG's China and Canada operations. The China operations were sold in the second quarter of 2021.
(C)Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Consolidated Financial Statements in EOG's Annual Report on Form 10-K for the year ended December 31, 2022).
(D)Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.
(E)Includes revenue adjustment of $3.37 per Mcf and $0.76 per Mcf ($0.37 per Mcf and $0.09 per Mcf of EOG's composite wellhead natural gas price) for the three months ended September 30, 2022 and the twelve months ended December 31, 2022, respectively, related to a price adjustment per a provision of the natural gas sales contract with NGC amended in July 2022 for natural gas sales during the period from September 2020 through June 2022.

Balance Sheets
In millions of USD, except share data (Unaudited)
	December 31,	December 31,
	2022	2021
Current Assets
Cash and Cash Equivalents	5,972	5,209
Accounts Receivable, Net	2,774	2,335
Inventories	1,058	584
Income Taxes Receivable	97	—
Other	574	456
Total	10,475	8,584

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	67,322	67,644
Other Property, Plant and Equipment	4,786	4,753
Total Property, Plant and Equipment	72,108	72,397
Less: Accumulated Depreciation, Depletion and Amortization	(42,679)	(43,971)
Total Property, Plant and Equipment, Net	29,429	28,426
Deferred Income Taxes	33	11
Other Assets	1,434	1,215
Total Assets	41,371	38,236

Current Liabilities
Accounts Payable	2,532	2,242
Accrued Taxes Payable	405	518
Dividends Payable	482	436
Liabilities from Price Risk Management Activities	169	269
Current Portion of Long-Term Debt	1,283	37
Current Portion of Operating Lease Liabilities	296	240
Other	346	300
Total	5,513	4,042

Long-Term Debt	3,795	5,072
Other Liabilities	2,574	2,193
Deferred Income Taxes	4,710	4,749
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 1,280,000,000 Shares Authorized and 588,396,757 Shares and 585,521,512 Shares Issued at December 31, 2022 and 2021, respectively	206	206
Additional Paid in Capital	6,187	6,087
Accumulated Other Comprehensive Loss	(8)	(12)
Retained Earnings	18,472	15,919
Common Stock Held in Treasury, 700,281 Shares and 257,268 Shares at December 31, 2022 and 2021, respectively	(78)	(20)
Total Stockholders' Equity	24,779	22,180
Total Liabilities and Stockholders' Equity	41,371	38,236

Cash Flows Statements
In millions of USD (Unaudited)
	4Q 2022	3Q 2022	4Q 2021	FY 2022	FY 2021
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	2,277	2,854	1,985	7,759	4,664
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	878	906	910	3,542	3,651
Impairments	142	94	206	382	376
Stock-Based Compensation Expenses	34	34	35	133	152
Deferred Income Taxes	179	327	122	(61)	(122)
(Gains) Losses on Asset Dispositions, Net	27	21	29	(74)	(17)
Other, Net	15	(5)	(2)	—	13
Dry Hole Costs	4	18	43	45	71
Mark-to-Market Financial Commodity Derivative Contracts (Gains) Losses, Net	(233)	18	(136)	3,982	1,152
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts	(244)	(847)	(122)	(3,501)	(638)
Other, Net	12	12	(1)	45	7
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	661	392	(182)	(347)	(821)
Inventories	(223)	(140)	(108)	(534)	(13)
Accounts Payable	(211)	(88)	341	90	456
Accrued Taxes Payable	(137)	(53)	26	(113)	312
Other Assets	(93)	(129)	(81)	(364)	(136)
Other Liabilities	282	1,269	201	(266)	(116)
Changes in Components of Working Capital Associated with Investing Activities	74	90	(100)	375	(200)
Net Cash Provided by Operating Activities	3,444	4,773	3,166	11,093	8,791
Investing Cash Flows
Additions to Oil and Gas Properties	(1,229)	(1,102)	(949)	(4,619)	(3,638)
Additions to Other Property, Plant and Equipment	(133)	(103)	(65)	(381)	(212)
Proceeds from Sales of Assets	39	79	77	349	231
Other Investing Activities	—	—	—	(30)	—
Changes in Components of Working Capital Associated with Investing Activities	(74)	(90)	100	(375)	200
Net Cash Used in Investing Activities	(1,397)	(1,216)	(837)	(5,056)	(3,419)
Financing Cash Flows
Long-Term Debt Repayments	—	—	—	—	(750)
Dividends Paid	(1,327)	(1,312)	(1,406)	(5,148)	(2,684)
Treasury Stock Purchased	(23)	(37)	(8)	(118)	(41)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	11	—	10	28	19
Repayment of Finance Lease Liabilities	(8)	(8)	(10)	(35)	(37)
Net Cash Used in Financing Activities	(1,347)	(1,357)	(1,414)	(5,273)	(3,493)
Effect of Exchange Rate Changes on Cash	—	(1)	1	(1)	1
Increase in Cash and Cash Equivalents	700	2,199	916	763	1,880
Cash and Cash Equivalents at Beginning of Period	5,272	3,073	4,293	5,209	3,329
Cash and Cash Equivalents at End of Period	5,972	5,272	5,209	5,972	5,209

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Cash Flow from Operations Before Working Capital, Free Cash Flow, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial and operating results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial and operating performance with the financial and operating performance of other companies in the industry and (ii) analyzing EOG’s financial and operating performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Adjusted Net Income (Loss)
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust the reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of financial commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets), and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	4Q 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,859	(582)	2,277	3.87
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(233)	57	(176)	(0.31)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(244)	48	(196)	(0.33)
Less: Losses on Asset Dispositions, Net	27	(6)	21	0.04
Add: Certain Impairments	31	(16)	15	0.03
Adjustments to Net Income	(419)	83	(336)	(0.57)

Adjusted Net Income (Non-GAAP)	2,440	(499)	1,941	3.30

Average Number of Common Shares (Non-GAAP)
Basic				584
Diluted				588

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2022, such amount was $244 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	3Q 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	3,663	(809)	2,854	4.86
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts, Net	18	(4)	14	0.03
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(847)	184	(663)	(1.13)
Add: Losses on Asset Dispositions, Net	21	(3)	18	0.03
Add: Certain Impairments	46	(8)	38	0.06
Less: Severance Tax Refund	(115)	25	(90)	(0.15)
Add: Severance Tax Consulting Fees	16	(3)	13	0.02
Less: Interest on Severance Tax Refund	(7)	2	(5)	(0.01)
Adjustments to Net Income	(868)	193	(675)	(1.15)

Adjusted Net Income (Non-GAAP)	2,795	(616)	2,179	3.71

Average Number of Common Shares (Non-GAAP)
Basic				583
Diluted				587

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended September 30, 2022, such amount was $847 million, of which $63 million was related to the early termination of certain contracts.

Adjusted Net Income (Loss) (Continued)

	4Q 2021
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,499	(514)	1,985	3.39
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(136)	32	(104)	(0.17)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(122)	25	(97)	(0.17)
Add: Losses on Asset Dispositions, Net	29	(7)	22	0.04
Add: Certain Impairments	—	—	—	—
Adjustments to Net Income	(229)	50	(179)	(0.30)

Adjusted Net Income (Non-GAAP)	2,270	(464)	1,806	3.09

Average Number of Common Shares (Non-GAAP)
Basic				581
Diluted				585

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2021, such amount was $122 million.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	9,901	(2,142)	7,759	13.22
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts, Net	3,982	(858)	3,124	5.32
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(3,501)	755	(2,746)	(4.68)
Less: Gains on Asset Dispositions, Net	(74)	17	(57)	(0.10)
Add: Certain Impairments	113	(31)	82	0.14
Less: Severance Tax Refund	(115)	25	(90)	(0.15)
Add: Severance Tax Consulting Fees	16	(3)	13	0.02
Less: Interest on Severance Tax Refund	(7)	2	(5)	(0.01)
Adjustments to Net Income	414	(93)	321	0.54

Adjusted Net Income (Non-GAAP)	10,315	(2,235)	8,080	13.76

Average Number of Common Shares (Non-GAAP)
Basic				583
Diluted				587

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2022, such amount was $3,501 million, of which $1,391 million was related to the early termination of certain contracts.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2021
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	5,933	(1,269)	4,664	7.99
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts, Net	1,152	(250)	902	1.54
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(638)	138	(500)	(0.86)
Less: Gains on Asset Dispositions, Net	(17)	9	(8)	(0.01)
Add: Certain Impairments	15	—	15	0.03
Less: Tax Benefits Related to Exiting Canada Operations	—	(45)	(45)	(0.08)
Adjustments to Net Income	512	(148)	364	0.62

Adjusted Net Income (Non-GAAP)	6,445	(1,417)	5,028	8.61

Average Number of Common Shares (Non-GAAP)
Basic				581
Diluted				584

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2021, such amount was $638 million.

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

3Q 2022 Adjusted Net Income per Share (Non-GAAP)		3.71

Realized Price
4Q 2022 Composite Average Wellhead Revenue per Boe	59.74
Less: 3Q 2022 Composite Average Wellhead Revenue per Boe	(71.40)
Subtotal	(11.66)
Multiplied by: 4Q 2022 Crude Oil Equivalent Volumes (MMBoe)	83.6
Total Change in Revenue	(975)
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	224
Change in Net Income	(751)
Change in Diluted Earnings per Share		(1.28)

Wellhead Volumes
4Q 2022 Crude Oil Equivalent Volumes (MMBoe)	83.6
Less: 3Q 2022 Crude Oil Equivalent Volumes (MMBoe)	(84.6)
Subtotal	(1.0)
Multiplied by: 4Q 2022 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	31.37
Change in Revenue	(31)
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	7
Change in Net Income	(24)
Change in Diluted Earnings per Share		(0.04)

Certain Operating Costs per Boe
3Q 2022 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	21.41
Less: 4Q 2022 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	(21.32)
Subtotal	0.09
Multiplied by: 4Q 2022 Crude Oil Equivalent Volumes (MMBoe)	83.6
Change in Before-Tax Net Income	8
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(2)
Change in Net Income	6
Change in Diluted Earnings per Share		0.01

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
4Q 2022 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(244)
Less: Income Tax Benefit (Provision)	48
After Tax - (a)	(196)
3Q 2022 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(847)
Less: Income Tax Benefit (Provision)	184
After Tax - (b)	(663)
Change in Net Income - (a) - (b)	467
Change in Diluted Earnings per Share		0.79

Other (1)		0.11

4Q 2022 Adjusted Net Income per Share (Non-GAAP)		3.30

4Q 2022 Average Number of Common Shares (Non-GAAP) - Diluted	588

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

FY 2021 Adjusted Net Income per Share (Non-GAAP)		8.61

Realized Price
FY 2022 Composite Average Wellhead Revenue per Boe	68.77
Less: FY 2021 Composite Average Wellhead Revenue per Boe	(50.84)
Subtotal	17.93
Multiplied by: FY 2022 Crude Oil Equivalent Volumes (MMBoe)	331.5
Total Change in Revenue	5,944
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(1,367)
Change in Net Income	4,577
Change in Diluted Earnings per Share		7.80

Wellhead Volumes
FY 2022 Crude Oil Equivalent Volumes (MMBoe)	331.5
Less: FY 2021 Crude Oil Equivalent Volumes (MMBoe)	(302.5)
Subtotal	29.0
Multiplied by: FY 2022 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	40.51
Change in Revenue	1,175
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(270)
Change in Net Income	905
Change in Diluted Earnings per Share		1.54

Certain Operating Costs per Boe
FY 2021 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	22.21
Less: FY 2022 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	(21.16)
Subtotal	1.05
Multiplied by: FY 2022 Crude Oil Equivalent Volumes (MMBoe)	331.5
Change in Before-Tax Net Income	348
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(80)
Change in Net Income	268
Change in Diluted Earnings per Share		0.46

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
FY 2022 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(3,501)
Less: Income Tax Benefit (Provision)	755
After Tax - (a)	(2,746)
FY 2021 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(638)
Less: Income Tax Benefit (Provision)	138
After Tax - (b)	(500)
Change in Net Income - (a) - (b)	(2,246)
Change in Diluted Earnings per Share		(3.83)

Other (1)		(0.82)

FY 2022 Adjusted Net Income per Share (Non-GAAP)		13.76

FY 2022 Average Number of Common Shares (Non-GAAP) - Diluted	587

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

3Q 2022 Net Income per Share (GAAP)		4.86

Realized Price
4Q 2022 Composite Average Wellhead Revenue per Boe	59.74
Less: 3Q 2022 Composite Average Wellhead Revenue per Boe	(71.40)
Subtotal	(11.66)
Multiplied by: 4Q 2022 Crude Oil Equivalent Volumes (MMBoe)	83.6
Total Change in Revenue	(975)
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	224
Change in Net Income	(751)
Change in Diluted Earnings per Share		(1.28)

Wellhead Volumes
4Q 2022 Crude Oil Equivalent Volumes (MMBoe)	83.6
Less: 3Q 2022 Crude Oil Equivalent Volumes (MMBoe)	(84.6)
Subtotal	(1.0)
Multiplied by: 4Q 2022 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	31.37
Change in Revenue	(31)
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	7
Change in Net Income	(24)
Change in Diluted Earnings per Share		(0.04)

Certain Operating Costs per Boe
3Q 2022 Total Cash Operating Costs (GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	21.60
Less: 4Q 2022 Total Cash Operating Costs (GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	(21.32)
Subtotal	0.28
Multiplied by: 4Q 2022 Crude Oil Equivalent Volumes (MMBoe)	83.6
Change in Before-Tax Net Income	23
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(5)
Change in Net Income	18
Change in Diluted Earnings per Share		0.03

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts, Net
4Q 2022 Net Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts	233
Less: 3Q 2022 Net (Gains) Losses on Mark-to-Market Financial Commodity Derivative Contracts	18
Subtotal	251
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(58)
Change in Net Income	193
Change in Diluted Earnings per Share		0.33

Other (1)		(0.03)

4Q 2022 Net Income per Share (GAAP)		3.87

4Q 2022 Average Number of Common Shares (GAAP) - Diluted	588

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

FY 2021 Net Income per Share (GAAP)		7.99

Realized Price
FY 2022 Composite Average Wellhead Revenue per Boe	68.77
Less: FY 2021 Composite Average Wellhead Revenue per Boe	(50.84)
Subtotal	17.93
Multiplied by: FY 2022 Crude Oil Equivalent Volumes (MMBoe)	331.5
Total Change in Revenue	5,944
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(1,367)
Change in Net Income	4,577
Change in Diluted Earnings per Share		7.80

Wellhead Volumes
FY 2022 Crude Oil Equivalent Volumes (MMBoe)	331.5
Less: FY 2021 Crude Oil Equivalent Volumes (MMBoe)	(302.5)
Subtotal	29.0
Multiplied by: FY 2022 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	40.51
Change in Revenue	1,175
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(270)
Change in Net Income	905
Change in Diluted Earnings per Share		1.54

Certain Operating Costs per Boe
FY 2021 Total Cash Operating Costs (GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	22.21
Less: FY 2022 Total Cash Operating Costs (GAAP) and Total DD&A per Boe (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	(21.21)
Subtotal	1.00
Multiplied by: FY 2022 Crude Oil Equivalent Volumes (MMBoe)	331.5
Change in Before-Tax Net Income	332
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(76)
Change in Net Income	256
Change in Diluted Earnings per Share		0.44

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts, Net
FY 2022 Net Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts	(3,982)
Less: FY 2021 Net (Gains) Losses on Mark-to-Market Financial Commodity Derivative Contracts	1,152
Subtotal	(2,830)
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	651
Change in Net Income	(2,179)
Change in Diluted Earnings per Share		(3.71)

Other (1)		(0.84)

FY 2022 Net Income per Share (GAAP)		13.22

FY 2022 Average Number of Common Shares (GAAP) - Diluted	587

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Cash Flow from Operations and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Cash Flow from Operations Before Working Capital (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing and Financing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Cash Flow from Operations Before Working Capital (Non-GAAP) (see below reconciliation) for such period less the total capital expenditures (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry. To further the comparability of EOG’s financial results with those of EOG’s peer companies and other companies in the industry, EOG now utilizes Cash Flow from Operations Before Working Capital (Non-GAAP), instead of Discretionary Cash Flow (Non-GAAP), in calculating its Free Cash Flow (Non-GAAP). Accordingly, Free Cash Flow (Non-GAAP) for the fourth, third, second and first quarter of 2022 and twelve-month period ended December 31 2022, have been calculated on such basis, and the calculations of Free Cash Flow (Non-GAAP) for each of the prior periods shown have been revised and conformed.

	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021

Net Cash Provided by Operating Activities (GAAP)	3,444	4,773	2,048	828	3,166

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(661)	(392)	522	878	182
Inventories	223	140	157	14	108
Accounts Payable	211	88	(259)	(130)	(341)
Accrued Taxes Payable	137	53	536	(613)	(26)
Other Assets	93	129	(71)	213	81
Other Liabilities	(282)	(1,269)	(433)	2,250	(201)
Changes in Components of Working Capital Associated with Investing Activities	(74)	(90)	(143)	(68)	100
Cash Flow from Operations Before Working Capital (Non-GAAP)	3,091	3,432	2,357	3,372	3,069

Cash Flow from Operations Before Working Capital (Non-GAAP)	3,091	3,432	2,357	3,372	3,069
Less:
Total Capital Expenditures (Non-GAAP) (a)	(1,361)	(1,166)	(1,071)	(1,009)	(1,015)
Free Cash Flow (Non-GAAP)	1,730	2,266	1,286	2,363	2,054

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021

Total Expenditures (GAAP)	1,535	1,410	1,521	1,144	1,137
Less:
Asset Retirement Costs	(89)	(139)	(43)	(27)	(71)
Non-Cash Acquisition Costs of Unproved Properties	(20)	(28)	(21)	(58)	(8)
Acquisition Costs of Proved Properties	(21)	(42)	(351)	(5)	(1)
Exploration Costs	(44)	(35)	(35)	(45)	(42)
Total Capital Expenditures (Non-GAAP)	1,361	1,166	1,071	1,009	1,015

Cash Flow from Operations and Free Cash Flow (Continued)
In millions of USD (Unaudited)

	FY 2022	FY 2021

Net Cash Provided by Operating Activities (GAAP)	11,093	8,791

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	347	821
Inventories	534	13
Accounts Payable	(90)	(456)
Accrued Taxes Payable	113	(312)
Other Assets	364	136
Other Liabilities	266	116
Changes in Components of Working Capital Associated with Investing Activities	(375)	200
Cash Flow from Operations Before Working Capital (Non-GAAP)	12,252	9,309

Cash Flow from Operations Before Working Capital (Non-GAAP)	12,252	9,309
Less:
Total Capital Expenditures (Non-GAAP) (a)	(4,607)	(3,755)
Free Cash Flow (Non-GAAP)	7,645	5,554

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	FY 2022	FY 2021

Total Expenditures (GAAP)	5,610	4,255
Less:
Asset Retirement Costs	(298)	(127)
Non-Cash Acquisition Costs of Unproved Properties	(127)	(45)
Non-Cash Finance Leases	—	(74)
Acquisition Costs of Proved Properties	(419)	(100)
Exploration Costs	(159)	(154)
Total Capital Expenditures (Non-GAAP)	4,607	3,755

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Total Stockholders' Equity - (a)	24,779	23,849	22,312	21,540	22,180

Current and Long-Term Debt (GAAP) - (b)	5,078	5,084	5,091	5,099	5,109
Less: Cash	(5,972)	(5,272)	(3,073)	(4,009)	(5,209)
Net Debt (Non-GAAP) - (c)	(894)	(188)	2,018	1,090	(100)

Total Capitalization (GAAP) - (a) + (b)	29,857	28,933	27,403	26,639	27,289

Total Capitalization (Non-GAAP) - (a) + (c)	23,885	23,661	24,330	22,630	22,080

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	17.0%	17.6%	18.6%	19.1%	18.7%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	-3.7%	-0.8%	8.3%	4.8%	-0.5%

Proved Reserves and Reserve Replacement Data
(Unaudited)

2022 Net Proved Reserves Reconciliation Summary	United States	Trinidad	Other International	Total
Crude Oil and Condensate (MMBbl)
Beginning Reserves	1,546	2	—	1,548
Revisions	120	—	—	120
Purchases in Place	7	—	—	7
Extensions, Discoveries and Other Additions	175	—	—	175
Sales in Place	(21)	—	—	(21)
Production	(168)	—	—	(168)
Ending Reserves	1,659	2	—	1,661

Natural Gas Liquids (MMBbl)
Beginning Reserves	829	—	—	829
Revisions	258	—	—	258
Purchases in Place	4	—	—	4
Extensions, Discoveries and Other Additions	140	—	—	140
Sales in Place	(14)	—	—	(14)
Production	(72)	—	—	(72)
Ending Reserves	1,145	—	—	1,145

Natural Gas (Bcf)
Beginning Reserves	7,907	315	—	8,222
Revisions	(271)	18	—	(253)
Purchases in Place	32	—	—	32
Extensions, Discoveries and Other Additions	1,414	51	—	1,465
Sales in Place	(316)	—	—	(316)
Production	(493)	(66)	—	(559)
Ending Reserves	8,273	318	—	8,591

Oil Equivalents (MMBoe)
Beginning Reserves	3,693	54	—	3,747
Revisions	333	3	—	336
Purchases in Place	16	—	—	16
Extensions, Discoveries and Other Additions	551	9	—	560
Sales in Place	(88)	—	—	(88)
Production	(322)	(11)	—	(333)
Ending Reserves	4,183	55	—	4,238

Net Proved Developed Reserves (MMBoe)
At December 31, 2021	1,926	22	—	1,948
At December 31, 2022	2,162	23	—	2,185

2022 Exploration and Development Expenditures ($ Millions)

Acquisition Cost of Unproved Properties	186	—	—	186
Exploration Costs	263	84	17	364
Development Costs	3,898	64	—	3,962
Total Drilling	4,347	148	17	4,512
Acquisition Cost of Proved Properties	419	—	—	419
Asset Retirement Costs	208	81	9	298
Total Exploration and Development Expenditures	4,974	229	26	5,229
Gathering, Processing and Other	381	1	(1)	381
Total Expenditures	5,355	230	25	5,610
Proceeds from Sales in Place	(349)	—	—	(349)
Net Expenditures	5,006	230	25	5,261

Reserve Replacement Costs ($ / Boe) *
All-in Total, Net of Revisions	4.96	11.92	—	5.06
All-in Total, Excluding Revisions Due to Price	5.03	11.92	—	5.13

Reserve Replacement *
Drilling Only	171%	82%	0%	168%
All-in Total, Net of Revisions and Dispositions	252%	109%	0%	247%
All-in Total, Excluding Revisions Due to Price	249%	109%	0%	244%
All-in Total, Liquids	279%	0%	0%	279%

* See following reconciliation schedule for calculation methodology

Reserve Replacement Cost Data
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2022	United States	Trinidad	Other International	Total

Total Costs Incurred in Exploration and Development Activities (GAAP)	4,974	229	26	5,229
Less: Asset Retirement Costs	(208)	(81)	(9)	(298)
Non-Cash Acquisition Costs of Unproved Properties	(127)	—	—	(127)
Total Acquisition Costs of Proved Properties	(419)	—	—	(419)
Exploration Expenses	(145)	(5)	(9)	(159)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	4,075	143	8	4,226

Total Costs Incurred in Exploration and Development Activities (GAAP)	4,974	229	26	5,229
Less: Asset Retirement Costs	(208)	(81)	(9)	(298)
Non-Cash Acquisition Costs of Unproved Properties	(127)	—	—	(127)
Non-Cash Acquisition Costs of Proved Properties	(26)	—	—	(26)
Exploration Expenses	(145)	(5)	(9)	(159)
Total Exploration and Development Expenditures (Non-GAAP) - (b)	4,468	143	8	4,619

Total Expenditures (GAAP)	5,355	230	25	5,610
Less: Asset Retirement Costs	(208)	(81)	(9)	(298)
Non-Cash Acquisition Costs of Unproved Properties	(127)	—	—	(127)
Non-Cash Acquisition Costs of Proved Properties	(26)	—	—	(26)
Exploration Expenses	(145)	(5)	(9)	(159)
Total Cash Expenditures (Non-GAAP)	4,849	144	7	5,000

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	11	—	—	11
Revisions Other Than Price	322	3	—	325
Purchases in Place	16	—	—	16
Extensions, Discoveries and Other Additions - (d)	551	9	—	560
Total Proved Reserve Additions - (e)	900	12	—	912
Sales in Place	(88)	—	—	(88)
Net Proved Reserve Additions From All Sources - (f)	812	12	—	824

Production - (g)	322	11	—	333

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / d)	7.40	15.89	—	7.55
All-in Total, Net of Revisions - (b / e)	4.96	11.92	—	5.06
All-in Total, Excluding Revisions Due to Price - (b / (e - c))	5.03	11.92	—	5.13

Reserve Replacement
Drilling Only - (d / g)	171%	82%	0%	168%
All-in Total, Net of Revisions and Dispositions - (f / g)	252%	109%	0%	247%
All-in Total, Excluding Revisions Due to Price - ((f - c) / g)	249%	109%	0%	244%

Reserve Replacement Cost Data (Continued)
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2022	United States	Trinidad	Other International	Total

Net Proved Reserve Additions From All Sources - Liquids (MMBbl)
Revisions	378	—	—	378
Purchases in Place	11	—	—	11
Extensions, Discoveries and Other Additions - (h)	315	—	—	315
Total Proved Reserve Additions	704	—	—	704
Sales in Place	(35)	—	—	(35)
Net Proved Reserve Additions From All Sources - (i)	669	—	—	669

Production - (j)	240	—	—	240

Reserve Replacement - Liquids
Drilling Only - (h / j)	131%	0%	0%	131%
All-in Total, Net of Revisions and Dispositions - (i / j)	279%	0%	0%	279%

Reserve Replacement Cost Data (Continued)
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2022

Proved Developed Reserve Replacement Costs ($ / Boe)	Total
Total Costs Incurred in Exploration and Development Activities (GAAP)	5,229
Less: Asset Retirement Costs	(298)
Acquisition Costs of Unproved Properties	(186)
Acquisition Costs of Proved Properties	(419)
Exploration Expenses	(159)
Drillbit Exploration and Development Expenditures (Non-GAAP) - (k)	4,167

Total Proved Reserves - Extensions, Discoveries and Other Additions (MMBoe)	560
Add: Conversion of Proved Undeveloped Reserves to Proved Developed	293
Less: Proved Undeveloped Extensions and Discoveries	(410)
Proved Developed Reserves - Extensions and Discoveries (MMBoe)	443

Total Proved Reserves - Revisions (MMBoe)	336
Less: Proved Undeveloped Reserves - Revisions	(141)
Proved Developed - Revisions Due to Price	(9)
Proved Developed Reserves - Revisions Other Than Price (MMBoe)	186

Proved Developed Reserves - Extensions and Discoveries Plus Revisions Other Than Price (MMBoe) - (l)	629

Proved Developed Reserve Replacement Costs Excluding Revisions Due to Price ($ / Boe) - (k / l)	6.62

Reserve Replacement Cost Data
In millions of USD, except reserves and ratio data (Unaudited)

The following table reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) and Total Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Reserve Replacement Costs per Boe. There are numerous ways that industry participants present Reserve Replacement Costs, including “Drilling Only” and “All-In”, which reflect total exploration and development expenditures divided by total net proved reserve additions from extensions and discoveries only, or from all sources. Combined with Reserve Replacement, these statistics (and the non-GAAP measures used in calculating such statistics) provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics (and the non-GAAP measures used in calculating such statistics) are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in exploration and development expenditures. In addition, to further the comparability of the results of EOG’s current-year capital investment program with those of EOG’s peer companies and other companies in the industry, EOG now deducts Exploration Expenses, as illustrated below, in calculating Total Exploration and Development Expenditures for Drilling Only (Non-GAAP), Total Exploration and Development Expenditures (Non-GAAP), Total Cash Expenditures (Non-GAAP), Drillbit Exploration and Development Expenditures (Non-GAAP) and the related Reserve Replacement Costs metrics. Accordingly, Total Exploration and Development Expenditures for Drilling Only (Non-GAAP), Total Exploration and Development Expenditures (Non-GAAP), Total Cash Expenditures (Non-GAAP), Drillbit Exploration and Development Expenditures (Non-GAAP) and the related Reserve Replacement Costs metrics, in each case for fiscal year 2022, have been calculated on such basis, and the calculations for each of the prior periods shown have been revised and conformed.

	2022	2021	2020

Total Costs Incurred in Exploration and Development Activities (GAAP)	5,229	3,969	3,718
Less: Asset Retirement Costs	(298)	(127)	(117)
Non-Cash Acquisition Costs of Unproved Properties	(127)	(45)	(197)
Acquisition Costs of Proved Properties	(419)	(100)	(135)
Exploration Expenses	(159)	(154)	(146)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	4,226	3,543	3,123

Total Costs Incurred in Exploration and Development Activities (GAAP)	5,229	3,969	3,718
Less: Asset Retirement Costs	(298)	(127)	(117)
Non-Cash Acquisition Costs of Unproved Properties	(127)	(45)	(197)
Non-Cash Acquisition Costs of Proved Properties	(26)	(5)	(15)
Exploration Expenses	(159)	(154)	(146)
Total Exploration and Development Expenditures (Non-GAAP) - (b)	4,619	3,638	3,243

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	11	194	(278)
Revisions Other Than Price	325	(308)	(89)
Purchases in Place	16	9	10
Extensions, Discoveries and Other Additions - (d)	560	952	564
Total Proved Reserve Additions - (e)	912	847	207
Sales in Place	(88)	(11)	(31)
Net Proved Reserve Additions From All Sources	824	836	176

Production	333	309	285

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / d)	7.55	3.72	5.54
All-in Total, Net of Revisions - (b / e)	5.06	4.30	15.67
All-in Total, Excluding Revisions Due to Price - (b / ( e - c))	5.13	5.57	6.69

Reserve Replacement Cost Data (Continued)
In millions of USD, except reserves and ratio data (Unaudited)

	2019	2018	2017

Total Costs Incurred in Exploration and Development Activities (GAAP)	6,628	6,420	4,440
Less: Asset Retirement Costs	(186)	(70)	(56)
Non-Cash Acquisition Costs of Unproved Properties	(98)	(291)	(256)
Acquisition Costs of Proved Properties	(380)	(124)	(73)
Exploration Expenses	(140)	(149)	(145)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	5,824	5,786	3,910

Total Costs Incurred in Exploration and Development Activities (GAAP)	6,628	6,420	4,440
Less: Asset Retirement Costs	(186)	(70)	(56)
Non-Cash Acquisition Costs of Unproved Properties	(98)	(291)	(256)
Non-Cash Acquisition Costs of Proved Properties	(52)	(71)	(26)
Exploration Expenses	(140)	(149)	(145)
Total Exploration and Development Expenditures (Non-GAAP) - (b)	6,152	5,839	3,957

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	(60)	35	154
Revisions Other Than Price	—	(40)	48
Purchases in Place	17	12	2
Extensions, Discoveries and Other Additions - (d)	750	670	421
Total Proved Reserve Additions - (e)	707	677	625
Sales in Place	(5)	(11)	(21)
Net Proved Reserve Additions From All Sources	702	666	604

Production	301	265	224

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / d)	7.77	8.64	9.29
All-in Total, Net of Revisions - (b / e)	8.70	8.62	6.33
All-in Total, Excluding Revisions Due to Price - (b / ( e - c))	8.02	9.10	8.40

Definitions
$/Boe	U.S. Dollars per barrel of oil equivalent
MMBoe	Million barrels of oil equivalent